Exhibit 99.2

Designated Filer:	Warburg Pincus (Bermuda) Private Equity X, LLC
Issuer & Ticker Symbol:	Laredo Petroleum, Inc. [LPI]
Date of Event Requiring Statement:	March 5, 2015

Joint Filer Information

Joint Filers:

1. Name:                                              Warburg Pincus (Bermuda) Private Equity X, LLC

Address: 450 LEXINGTON AVENUE

New York, NY 10017

2. Name:                                              Warburg Pincus (Bermuda) Private Equity X, L.P.

Address: 450 LEXINGTON AVENUE

New York, NY 10017

3. Name:                                              Warburg Pincus (Bermuda) X, L.P.

Address: 450 LEXINGTON AVENUE

New York, NY 10017

4. Name:                                              Warburg Pincus (Bermuda) X, Ltd.

Address: 450 LEXINGTON AVENUE

New York, NY 10017

5. Name:                                              Warburg Pincus (Bermuda) Private Equity Ltd.

Address: 450 LEXINGTON AVENUE

New York, NY 10017